EX. 23.1

Hillary CPA Group

Certificate Public Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated January 5, 2015 of Skoda Ventures, Inc. for the period ending May 31, 2014, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: January 5, 2014

/s/ David Lee Hillary, Jr.

David Lee Hillary, Jr.

5797 East 169th Street,

Suite 100 Noblesville,

IN 46062 317-222-1416

 www.HillaryCPAgroup.com